Exhibit 10.48
WEATHERFORD INTERNATIONAL LTD.
FORM OF RESTRICTED SHARE AWARD AGREEMENT
This Restricted Share Award Agreement (this “Agreement”) is made and entered into by and between Weatherford International Ltd., a Bermuda exempted company (the “Company”), and ___(the “Holder”) effective as of the ___day of ___, 200___, pursuant to the Weatherford International Ltd. 2006 Omnibus Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.
Whereas, the Company desires to grant to the Holder ___shares (the “Shares”) of the Company’s common shares, par value US$1.00 per share, subject to the terms and conditions of this Agreement, with a view to increasing the Holder’s equity interest in the Company; and
Whereas, the Holder desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement;
Now, therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
(a)	"Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein or in the Plan with respect to the sale or other disposition of the Shares and the obligation to forfeit and surrender such Shares to the Company.

(b)	"Restricted Shares” shall mean Shares that are subject to the Forfeiture Restrictions under this Agreement or the Plan.
Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.
2.	Grant of Restricted Shares. Effective as of the date of this Agreement, the Company shall cause to be transferred to the Holder ___Shares as Restricted Shares. Subject to the provisions of Section 3, the Company will instruct its transfer agent to create an electronic book entry account evidencing the Restricted Shares in the Holder’s name, pursuant to which the Holder shall have, except for the Forfeiture Restrictions, all of the rights of a shareholder of the Company with respect to such Restricted Shares, including, without limitation, the right to receive any dividends or distributions allocable thereto and all voting rights appurtenant thereto. No physical certificates evidencing the Shares will be issued to the Holder until the Forfeiture Restrictions lapse. Effective as of the date of this Agreement, the Holder shall deliver to the Company an irrevocable share transfer form (the “Share Transfer Form”), endorsed in blank, relating to the Restricted Shares. The Company and the Holder agree that this Agreement, together with the Plan and the Employment Agreement between the Company and the Holder dated ___(the “Employment Agreement”), sets forth the complete terms of the Award and that the Award shall be subject to the terms of the Employment Agreement.
3.	Transfer Restrictions. Except as specified herein or in the Plan, the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement or the Plan shall be void and the

Company shall not be bound thereby. Further, the Shares may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable Bermuda or U.S. federal or state securities laws. Accordingly, the Holder also agrees (i) that the Company may refuse to register the transfer of the Shares, including the Restricted Shares, in the register of members of the Company if such proposed transfer is in violation of this Agreement or the Plan or would in the opinion of counsel to the Company constitute a violation of any applicable Bermuda or U.S. securities laws and (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares, including the Restricted Shares.
4.	Vesting. Except as specified in this Section 4, the Shares shall be subject to Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby in accordance with the following schedule provided that the Shares have not been forfeited to the Company prior to such date:

Lapse Date	Number of Restricted Shares as to Which Forfeiture Restrictions Lapse

Notwithstanding the foregoing, if (a) the Holder’s employment or affiliation relationship with the Company and its Affiliates is terminated prior to the ___anniversary of the date hereof (i) due to the death or Disability of the Holder, (ii) by the Holder for Good Reason (applicable only if such term and manner of termination is specifically provided for in the Employment Agreement) or (iii) by the Company for any reason other than Cause (as defined in the Employment Agreement) then, in any such event, all Forfeiture Restrictions shall lapse on the date of termination of the Holder’s employment or affiliation relationship, or (b) there is a Corporate Change, then all Forfeiture Restrictions shall immediately lapse with respect to all Shares subject to Forfeiture Restrictions. If, prior to the ___anniversary of the date hereof, the Holder’s employment or affiliation relationship with the Company and its Affiliates terminates for any reason other than the Holder’s death or Disability, or is terminated by the Holder for any reason other than Good Reason or by the Company for Cause, any Forfeiture Restrictions that have not previously lapsed pursuant to the provisions of this Section 4 shall not lapse, and any Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed shall be forfeited to the Company. Upon the lapse of the Forfeiture Restrictions and the satisfaction by the Holder of any liability arising under Section 6 of this Agreement, the Company shall deliver or cause to be delivered to the Holder a share certificate representing the Shares with respect to which Forfeiture Restrictions have lapsed, and such Shares shall be transferable by the Holder (except to the extent that any proposed transfer would, in the opinion of counsel to the Company, constitute a violation of applicable securities laws). In the event any Restricted Shares are forfeited to the Company pursuant to this Agreement, the forfeiture will be accomplished by the transfer of such Restricted Shares to the Company or an Affiliate of the Company pursuant to the Share Transfer Form and the payment by the Company or such Affiliate to the Holder of US$1.00 in consideration thereof.

5.	Capital Adjustments and Reorganizations. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any acquisition, merger, amalgamation or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise, including a Corporate Change (as defined in the Plan).

6.	Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income, wages or compensation to the Holder for any federal, state or local income, social insurance, employment or other tax purposes with respect to which the Company or any of its Affiliates has a withholding obligation, the Company or any such Affiliate shall be entitled to deduct from other compensation payable to the Holder any sums required by such tax law to be withheld. In the alternative, the Company may require the Holder (or other permitted assign) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check. In the discretion of the Committee and subject to the terms of the Plan, the Company may reduce the number of Shares issued to the Holder upon the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions to satisfy the tax withholding obligations of the Company or an Affiliate. The Holder hereby consents to the Company reducing such Shares issued to the Holder upon the receipt of the Restricted Shares or a lapse of Forfeiture Restrictions to satisfy the tax withholding obligations of the Company or an Affiliate.

7.	Employment or Affiliation Relationship. For purposes of this Agreement, the Holder shall be considered to be in the employment of, or affiliated with, the Company or its Affiliates as long as the Holder has an employment or affiliation relationship with the Company or its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment or affiliation relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

8.	Section 83(b) Election. The Holder shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the written approval of the Chief Financial Officer or General Counsel of the Company. If the Chief Financial Officer or General Counsel of the Company permits the election, the Holder shall timely pay the Company or its Affiliate the amount necessary to satisfy the Company’s or its Affiliate’s attendant tax withholding obligations, if any.

9.	Not an Employment or Affiliation Agreement. This Agreement is not an employment or affiliation agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Holder and the Company or any of its Affiliates or guarantee the right to remain employed by or affiliated with the Company or any of its Affiliates for any specified term.

10.	Termination of Plan; Discretionary Grant. The Holder acknowledges that the Committee may unilaterally amend, terminate or suspend the Plan at any time. The Holder acknowledges and agrees that the award of the Restricted Shares pursuant to this Agreement is not an element of the Holder’s compensation for purposes of any other program or benefit, including, but not limited to, with respect to the determination of any severance, redundancy or resignation payments or benefits, and has been awarded at the Company’s sole discretion, and that the award of the Restricted Shares pursuant to this Agreement does not entitle the Holder to any future awards under the Plan.

11.	Data Privacy. By signing below, the Holder voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section. The Holder is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Holder’s ability to participate in the Plan. The Company and its Affiliates hold certain personal information about the Holder, including the Holder’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and details of all Restricted Shares or any other entitlement to shares of stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area or elsewhere throughout the world, such as the United States. The Holder authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and the subsequent holding of Shares on the Holder’s behalf by a broker or other third party with whom the Holder may elect to deposit any Shares acquired pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Holder’s ability to participate in the Plan.

12.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to the Holder at the Holder’s address indicated in the Company’s register of members, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.	Amendment and Waiver. This Agreement may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of the Holder without his/her written consent. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Holder. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.	Successors and Assigns. Subject to the limitations which this Agreement and the Plan impose upon the transferability of the Shares, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Holder, his permitted assigns and, upon the Holder’s death, the Holder’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, and legal and personal representatives.

16.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

in witness whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Holder has executed this Agreement, all as of the date first above written.

COMPANY:

weatherford international ltd.

By:

515 Post Oak Blvd., Ste. 600
Houston, TX 77027
Attn: General Counsel
Facsimile: (713) 693-4484

HOLDER:

Irrevocable Share Transfer
     Know all men by these presents, that the undersigned, for and in consideration of $1.00, the receipt of which is hereby acknowledged, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto ___, ___common shares of Weatherford International Ltd., a Bermuda exempted company (the “Company”), standing in the undersigned’s name in the register of members of the Company; and subject to and in accordance with the Restricted Share Award Agreement dated ___, between the Company and the undersigned, the undersigned does hereby constitute and appoint ___its true and lawful attorney, IRREVOCABLY, for the undersigned and in his or her name and stead, to sell assign, transfer, hypothecate, pledge and make over all or any part of the said shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.
     In Witness Whereof, the undersigned has hereunto set his or her hand on this ___day of ___, ___.

[holder’s name]

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